Exhibit D-1

                                STATE OF ALABAMA
                        ALABAMA PUBLIC SERVICE COMMISSION
                                  P.O. BOX 991
                         MONTGOMERY, ALABAMA 36101-0991

JIM SULLIVAN, PRESIDENT                                  WALTER L. THOMAS, JR.
JAN COOK, ASSOCIATE COMMISSIONER                         SECRETARY
GEORGE C. WALLACE, JR. ASSOCIATE COMMISSIONER

                              PETITION: For authority to (i) issue additional
                              securities;(ii) assume obligations in connection
ALABAMA POWER COMPANY,        with the issuance of preferred securities by a
     Petitioner               special purpose subsidiary of subsidiaries; (iii)
                              borrow upon issuance of promissory notes and commercial paper; and (iv) assume obligations in connection with the issuance of promissory notes by Southern Electric Generating Company.


                               Informal Docket U-4365

                                      ORDER
BY THE COMMISSION:

         On October 2, 2001, Alabama Power Company filed with the Commission its Petition seeking authority prior to December 31, 2003 (i) to issue and sell preferred stock, first mortgage bonds and promissory notes, subordinated debentures, or other debt instruments and/or assume obligations as a guarantor in connection with the issuance of preferred securities by a special purpose subsidiary or subsidiaries with an aggregate principal amount or stated value of such preferred stock, first mortgage bonds and subordinated debentures, promissory notes, other debt instruments, and obligations not exceeding $900,000,000 at times and in amounts deemed by it to be appropriate; (ii) to borrow upon the issuance of promissory notes and to issue and sell commercial paper notes from time to time and to be renewed from time to time in aggregate principal amount not to exceed $1,000,000,000 at any one time outstanding and having maturity dates of not more than ten years after the date of issue and
(iii) to incur obligations as a guarantor in connection with the issuance of promissory notes by Southern Electric Generating Company in an amount not in excess of $50,000,000.
         After consideration by the Commission of the purposes and uses of the proposed issues and guaranties and the proceeds thereof, and consideration of the Petition and of the information submitted in connection therewith, the Commission finds that the issuance of such preferred stock, first mortgage bonds and promissory notes, subordinated debentures, or other debt instruments, and the guaranties, the borrowing from lenders on its promissory notes and issuance and sale of commercial paper notes and the incurring of obligations as guarantor in connection with the issuance of promissory notes by Southern Electric Generating Company as described in the Petition are:


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Docket U-4365
Page 2

     (a) for lawful objects within the corporate purposes of the petitioner, viz: the purposes of acquiring or constructing plants, properties, permanent improvements, extensions and additions to Petitioner's property used or to be used in its public utility business and providing for the lawful obligations of Petitioner already incurred or to be incurred for public utility purposes including, among others the payment of bonded debt and/or preferred stock to be redeemed;

     (b) compatible with the public interest;

     (c) necessary, appropriate for and consistent with the proper performance by the Petitioner of its service to the public as such utility and will not impair its ability to perform that service; and

     (d) reasonably necessary and appropriate for such purposes.

 IT IS, THEREFORE, ORDERED BY THE COMMISSION:

     (1) That the prayer of the Petitioner asking that it be authorized by this Commission to issue and sell, prior to December 31, 2003, at times and in amounts deemed by it to be appropriate, preferred stock, first mortgage bonds and promissory notes, subordinated debentures, or other debt instruments and/or assume obligations as a guarantor in connection with the issuance of preferred securities by a special purpose subsidiary or subsidiaries of Petitioner with an aggregate value of such preferred stock, first mortgage bonds and promissory notes, subordinated debenture, other debt instruments and obligations not exceeding $900,000,000 be, and the same is hereby granted.

     (2) That the prayer of the Petitioner asking for the aforementioned authority to borrow upon promissory notes and issue commercial paper notes from time to time prior to December 31, 2003, for the objects and purposes and upon the terms hereinabove set forth and described in the petition, with maximum aggregate principal amount of such promissory notes and commercial paper notes at any time outstanding not to exceed $1,000,000,000 to be and the same is hereby granted.

     (3) The prayer of the Petitioner asking that it be authorized by this Commission prior to December 31, 2003 to assume obligations as a guarantor in connection with the issuance of promissory notes by Southern Electric Generating Company in an amount not in excess of $50,000,000 be, and the same is hereby, granted for the purpose and objects stated in the Petition.

     (4) The that purchaser or purchasers of the securities hereby authorized to be issued and sold shall be under no obligation to ascertain the net amount of proceeds obtained by Petitioner from such securities or to ascertain compliance by Petitioner with any other provisions of this order, this order being, as far as purchasers are concerned, full authority to issue and sell such securities.

     (5) (a) That whenever any of the securities hereby authorized by Paragraph
(1) and (3) hereof to be issued shall be sold, pledged, repledged or otherwise disposed of by the Petitioner, Petitioner shall, within ten days after such sale, pledge, repledge, or other disposition, file with the Commission Petitioner's certificate of notification with respect to the transaction.

         (b) That Petitioner comply fully with Code of Alabama 1975 ss.37-4-11 and ss.37-4-15 with respect to the reporting of the borrowings authorized by paragraph (2) herein, on a quarterly basis.



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Docket U-4365
Page 3

          Jurisdiction in this cause is hereby retained for any further order or orders this Commission may find just and reasonable in the premises.

         DONE at Montgomery, Alabama, this 5th day of November, 2001.

                                         ALABAMA PUBLIC SERVICE COMMISSION


                                         /S/ JIM SULLIVAN
                                         JIM SULLIVAN, PRESIDENT




                                         /S/ JAN COOK
                                         JAN COOK, COMMISSIONER



                                         /S/ GEORGE C. WALLACE, JR.
                                         GEORGE C. WALLACE, JR. COMMISSIONER

ATTEST:  A True Copy


/S/ WALTER L. THOMAS, JR.
------------------------------------
WALTER L. THOMAS, JR., SECRETARY


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                                                                    Exhibit C

                  GUARANTEES EFFECTED BY ALABAMA POWER COMPANY
               PURSUANT TO ALABAMA PUBLIC SERVICE COMMISSION ORDER
                          (INFORMAL DOCKET NO. U-4365)


INFORMAL DOCKET                                                  EXPIRATION
NO. U-4365 AUTHORITY:           $50,000,000                        12/31/03


PREFERRED STOCK, FIRST MORTGAGE BONDS,
NOTES AND PREFERRED SECURITIES


         TITLE OF SECURITY        PRINCIPAL AMOUNT OR
            GUARANTEED               STATED VALUE            CLOSING DATE
            ----------               ------------            ------------

Series A 4.40% Senior Notes
due May 15, 2013                      $50,000,000            May 22, 2003



REMAINING INFORMAL
DOCKET NO. U-4365
AUTHORITY:                           $0